UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Definitive Additional Materials
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BE Resources Inc.
(Name of Registrant as Specified In Its Charter)

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ii

BE RESOURCES INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 30, 2011

The annual meeting of the shareholders of BE Resources Inc. (the “Company”) will be held at The Toronto Board of Trade, 1 First Canadian Place, 77 Adelaide Street West, 3rd Floor, Toronto, Ontario M5X 1C1 on June 30, 2011 at 11:00 a.m. Eastern Time. The meeting will be held for the following purposes:

(1)	To elect three (3) directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	To ratify the appointment of De Joya Griffith & Company, LLC as the independent registered public accounting firm for the Company for the year ending December 31, 2011;

(3)	To approve an amendment to the Company’s Stock Option Plan to increase the number of shares reserved for issuance under the Plan to 10,000,000; and

(4)	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on May 2, 2011 as the record date for the determination of the holders of the Company’s stock entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on the books of the Company at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

All shareholders are invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED POSTAGE-PAID PROXY CARD OR OTHERWISE RETURN YOUR PROXY IN A MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. Any shareholder attending the meeting may revoke his proxy and vote in person, even if that shareholder has returned a proxy.

A proxy statement explaining the matters to be acted upon at the annual meeting follows. Please read it carefully.

By Order of the Board of Directors

May 2, 2011	/s/DAVID Q. TOGNONI
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE
2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 2011.

The Company’s proxy statement for the 2011 Annual Meeting and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 are available on the Internet at [www.cfpproxy.com/6720.]

PROXY STATEMENT

BE RESOURCES INC.
ANNUAL MEETING OF SHAREHOLDERS
June 30, 2011

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of BE Resources Inc. (“we”, “our” or “us”), to be voted at our annual meeting of shareholders to be held at The Toronto Board of Trade, 1 First Canadian Place, 77 Adelaide Street West, 3rd Floor, Toronto, Ontario M5X 1C1 on June 30, 2011 at 11:00 a.m. Eastern Time, or at any adjournment or postponement of the meeting. This proxy statement and accompanying form of proxy was first mailed to our shareholders on or about May 9, 2011.

A proxy card is enclosed with this proxy statement for use in connection with the annual meeting. If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the shares represented by the proxy will be voted in accordance with the instructions contained therein. Shareholders who own stock in brokerage accounts and through other “nominees” may vote electronically through the Internet or by telephone if the nominee participates in the Broadridge Financial Solutions Investor Communication Services online program. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in Broadridge’s program.

Shareholders who do not wish to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card by mail by the close of business on June 29, 2011. Signing and returning the proxy card or submitting the proxy via the Internet or telephone does not affect a shareholder’s right to vote in person at the meeting. If you hold shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership in order to vote at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee, or a copy of your account statement.

Executed proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director, FOR the ratification of De Joya Griffith & Company LLC as the independent registered public accounting firm, FOR the proposed amendment to the Company’s stock option plan, and in accordance with the recommendation of our Board of Directors on any other matters that properly may come before the annual meeting or any adjournment or postponement thereof or, in the absence of a Board recommendation, in the proxy holder’s discretion.

Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to us, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

The cost of the meeting, including the cost of preparing and mailing this proxy statement and proxy, will be borne by us. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our common stock in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

The holders of record of our common stock, no par value per share, on May 2, 2011 are entitled to notice of and to vote at the meeting. Each share of common stock is entitled to one vote. On May 2, 2011, there were a total of 50,045,750 shares of common stock outstanding. The presence in person or by proxy of not less than one-third of the outstanding shares of common stock will constitute a quorum for the transaction of business at the annual meeting.

Brokers and other nominees who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes from brokers on non-routine proposals are referred to as broker non-votes. Proposals such as the ratification of the independent registered public accounting firm are considered routine. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

There are different voting requirements for the proposals:

  Directors are elected by a plurality of votes. The three nominees for director who receive the highest number of votes will be elected to the Board of Directors; Abstentions and broker non-votes will have no effect on the election of directors; and
  The following items of business will be approved if they receive the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting:
  The ratification of appointment of our independent registered public accountant; and
  The proposal to amend the Company’s Stock Option Plan to increase the number of shares reserved for issuance under the Plan.

Abstentions and broker non-votes will be counted as votes against these proposals.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD OR OTHERWISE RETURN YOUR PROXY BY INTERNET OR TELEPHONE VOTING PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card)

The Board of Directors currently consists of three members, all of whom are nominated to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified or until they resign or are removed.

Directors and Executive Officers

The following table reflects our directors and executive officers as of the date of this proxy statement:

			Board
			Position
Name	Age	Positions With the Company	Held Since
David Q. Tognoni (1)	58	President, Chief Executive Officer, Secretary and Director	2007
Carmelo Marrelli	39	Chief Financial Officer	N/A
Edward Godin (1)	67	Chairman of the Board and Director	2007
Robert Lufkin (1)	57	Director	2007

___________________________
(1) Member of the audit committee.

Edward Godin and Robert Lufkin are “independent” within the meaning of Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market, LLC (“Marketplace Rules”). Mr. Tognoni is an executive officer of our company, and therefore is not independent within the meaning of those Rules.

Members of our Board of Directors serve until the next annual meeting of shareholders and until their successors are elected and qualified or until they resign or are removed.

The following information summarizes the business experience of our officers and directors and persons nominated to be our directors for at least the last five years:

Director Nominees

David Q. Tognoni. Mr. Tognoni has been our President, Chief Executive Officer and Secretary since our inception in August 2007. From 2003 to July 2007, he served as a Manager of Great Western Exploration, LLC, a Colorado limited liability company (“GWE”) and the prior owner of certain of our properties. On October 1, 2007, we acquired a 100% interest in certain mineral leases and mineral claims in the State of New Mexico covering an area of approximately 20,000 acres from GWE. We refer to the properties acquired from GWE as the Acquired Property.

Mr. Tognoni holds a B.S. Engineering degree from the Arizona State University. He has also completed post-graduate studies in geology, aeronautics and meteorology at the Arizona State University, ore reserve estimation at the Colorado School of Mines and mining engineering & finance at the University of Arizona. He is a registered professional geological engineer in the States of Wyoming, Arizona and New Mexico. Our Board of Directors believes that Mr. Tognoni’s training and business experience, including his geological and related experience, gives him the qualifications and skills necessary to serve as a director of our company.

Edward Godin. Mr. Godin has been the Chairman of our Board of Directors since July 2, 2008 and a director of our company since its inception. He is the founder and, since 1987, has been the president and chief executive officer of Continental Precious Minerals Inc., a corporation engaged in the exploration and development of mineral properties. The common stock of Continental Precious Minerals Inc. is traded on the Toronto Stock Exchange. Our Board of Directors believes that Mr. Godin’s financial and business experience, including his experience in managing and directing a publicly-traded natural resource-based company, gives him the qualifications and skills necessary to serve as a director of our company.

Robert Lufkin. Since 1997, Mr. Lufkin has been an Associate with Langdon Wilson Architecture Planning Interiors, an architectural firm based in Phoenix, Arizona. He is a construction contract administrator certified by the Construction Specifications Institute in the State of Arizona. He has 35 years of experience in the construction industry with a background in project management and field supervision. Mr. Lufkin also currently manages two privately-held mineral exploration companies including South West Exploration, LLC which he has managed since 2004 and Bethany Resources, LLC which he has managed since 2007. These two companies previously held interests in certain of our properties but are presently dormant. He is also a veteran of the United States Marine Corps and attended Arizona State University, College of Construction Engineering. Mr. Lufkin was appointed a director of our company on December 7, 2007. Our Board of Directors believes that Mr. Lufkin’s financial and business experience, including a background of managing natural resource-based companies, give him the qualifications and skills necessary to serve as a director of our company.

Our Executive Officers

In addition to Mr. Tognoni and Mr. Godin (see biographies above), we have the following executive officer as of the date of this proxy statement:

Carmelo Marrelli. Mr. Marrelli has been our Chief Financial Officer since November 2007, a position that requires a minor portion of his time. He has been a principal of Marrelli Support Services Inc. in Toronto, Ontario since February 2009. Marrelli Support Services is a bookkeeping firm which provides accounting and bookkeeping services to both private and publicly-traded companies. From 2004 to January 2009, Mr. Marrelli was a partner with Marrelli & Drake Corporate Services in Toronto, Ontario, a firm which provided administrative services to public companies in Canada. Mr. Marrelli holds a Bachelor of Commerce degree from the University of Toronto, and is qualified as a Chartered Accountant and as a Certified General Accountant in Canada. Mr. Marrelli has been a director of Odyssey Resources Limited, which securities are traded on the TSX Venture Exchange (the “TSX-V”), since February 2008.

Our officers serve at the pleasure of the Board of Directors.

Vote Necessary to Approve Proposal 1

If a quorum is present at the meeting, directors are elected by a plurality of votes (i.e., the three candidates receiving the highest number of votes will be elected to the Board of Directors). You may vote for all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors unanimously recommends a vote FOR all the nominees listed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL for
RATIFICATION OF AUDITORS

(Proposal 2 on Proxy Card)

On April 15, 2011, the Board of Directors unanimously approved the appointment of De Joya Griffith & Company, LLC (“De Joya Griffith”) as the independent registered accounting firm which will conduct our financial audit for the year ending December 31, 2011, and solicits the ratification of this appointment by the shareholders. McGovern, Hurley, Cunningham LLP (“McGovern Hurley”) served as our independent registered accounting firm for the year ended December 31, 2010.

Neither De Joya Griffith, any of its members nor any of its associates, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of De Joya Griffith are not expected to be present at the annual meeting to respond to shareholders’ questions and to make any statements they consider appropriate.

Changes in and Disagreements with Accountants

On April 15, 2011, our Board of Directors engaged De Joya Griffith as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and simultaneously requested the resignation of McGovern Hurley, the Company’s former independent registered public accounting firm.

The audit reports of the Company on its financial statements for the past two fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion, disclaimer of opinion, modification or qualification as to uncertainty, audit scope or accounting principles, except that the reports each contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern. During the Company’s fiscal years ended December 31, 2010 and 2009 and the subsequent interim period up to April 15, 2011, there were no disagreements with McGovern Hurley, whether or not resolved, on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure which, if not resolved to the satisfaction of McGovern Hurley, would have caused McGovern Hurley to make reference to the subject matter of such disagreement in connection with its report on the Company’s financial statements for such periods.

A copy of the Form 8-K and amended Form 8-K filed with the SEC in connection with the change in our independent registered accounting firm is attached as Appendix A to this proxy statement.

Vote Necessary to Ratify Proposal 2

The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting at which a quorum is present is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR the ratification of appointment of the independent registered public accounting firm, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL for
AMENDMENT OF STOCK OPTION PLAN

(Proposal 3 on Proxy Card)

Our Board adopted a Stock Option Plan (the “Plan”) in December 2007. The Plan was established to advance the interests of our company and our stockholders by affording key persons, upon whose judgment, initiative, and efforts we may rely for the success of our business, an opportunity for investment in our company and the incentive advantages inherent in stock ownership in our company and to align part of the compensation of such key persons with the interests of our shareholders. The Plan may be administered by either our Board of Directors or by a committee established by our Board.

The Plan currently provides that a maximum of 6,500,000 shares of common stock are available for issuance under the Plan.

Summary of Proposed Amendment

On April 21, 2011, the Board of Directors unanimously adopted a resolution to amend the Plan to increase the number of shares reserved for issuance under the Plan from 6,500,000 to 10,000,000. The Board of Directors recommends that the shareholders approve this amendment.

Our Board of Directors believes that increasing the number of shares available for grant under the Plan will enable us to provide further incentives to key persons upon whom we rely for the growth of our business. Since we are an exploration-stage company with no revenue, we rely heavily on the grant of equity awards (primarily in the form of option grants) to compensate and incentivize our employees, directors and consultants. We believe that the grant of options under the Plan also serves the interest of our shareholders, since the recipient of an option award will only benefit if the price of underlying common stock increases after the date of grant.

There are currently a total of 6,500,000 shares of common stock reserved for the grant of awards under the Plan. If the proposed amendment is approved, 3,500,000 additional shares of common stock will be reserved for future grants. After considering previous grants, as of May 2, 2011, there are 550,000 shares of common stock available for grant under the existing Plan. If the proposed amendment is approved, we will have a total of 4,050,000 shares available for future grants. The amount of 10,000,000 shares is the approximate maximum number of shares which we may grant under applicable rules of the TSX-V, being no more than 20% of the issued and outstanding shares as of the date of this proxy statement.

The number of shares available under and subject to the Plan, and each share reserved for issuance under the Plan, are subject to adjustment in the event of a reclassification, recapitalization, stock split, stock dividend, merger, consolidation, combination or other change in the corporate structure of our company. To the extent that an option granted under the Plan expires unexercised, or is canceled, any common shares subject to such option will again be available for the grant of another option.

Under the Plan, options vest at such times and under such conditions as determined by the Board of Directors or a committee of the Board of Directors provided that if the common stock is listed on the TSX-V, options must vest in accordance with rules and policies of the TSX-V then in effect, which currently provide that if the options are issued to persons performing investor relations activities, they must vest in stages over a minimum 12 month period, with no more than one-quarter of the options vesting in any three-month period. The TSX-V is the principal stock exchange on which our common stock currently trades.

Material Terms of Plan

The material provisions of the Plan that would remain unaffected by the proposed amendment to the Plan are as follows:

  Eligible participants under the Plan include our employees, officers, directors and consultants and those of any company that may in the future become a subsidiary. The Plan provides for the grant of incentive stock options and non-qualified stock options;

  As of May 2, 2011, options for the purchase of a total of 5,950,000 shares of common stock (representing approximately 12% of the issued and outstanding common stock as of that date) have been granted and are outstanding;

  Options for the purchase of no more than 5% of the issued and outstanding common stock, determined at the date that an option is granted, may be granted in the aggregate to any one individual in any twelve month period. There are additional limits on the grant of options to certain categories of eligible participants under the Plan;

  Unless disinterested shareholder approval of the Plan is obtained, the number of shares of common stock reserved for issuance under options granted to “insiders” shall not exceed 10% of the issued and outstanding common stock and we cannot grant to insiders, within a twelve month period, options for the purchase of common stock exceeding 10% of the issued and outstanding common stock. For purposes of this provision, “insider” includes: (i) a director or officer of our company; or (ii) a person that beneficially owns or controls common stock representing more than 10% of our outstanding common stock at the time of determination;

  The exercise price of options granted under the Plan is determined by our Board of Directors, but in no event shall such price be less than the fair market value of our common stock on the date of grant;

  Options must have a maximum term, and expire, no more than five years from the date of grant;

  The Plan provides that if any optionee who is a service provider shall cease to be a service provider for any reason, the optionee may, but only within a period of ninety days following such cessation, but in no event after expiration of the options, exercise the options. In the event of the death of an optionee, the options shall be exercisable for a period of one year from the date of death, but in no event after expiration of the options;

  Options are non-assignable other than by will or the laws of descent and distribution;

  Shares issued upon the exercise of options under the Plan are “restricted securities” as defined under the Securities Act of 1933, as amended (“Securities Act”), unless a registration statement covering such shares is effective;

  Restricted shares cannot be freely sold and must be sold pursuant to an exemption from registration (such as Rule 144 under the Securities Act) which exemptions typically impose conditions on the sale of the shares;

  The Plan may be amended and any such amendments are subject to applicable stock exchange rules and regulations; and

  The Plan provides that in the event of a corporate change such as a merger or sale of all or substantially all of our assets, our Board of Directors shall have the authority to take such actions as it deems advisable, including, without limitation, the right to permit the exercise of unvested options.

Material U.S. Federal Income Tax Consequences of the Plan

The following is a summary of the material U.S. federal income tax consequences to our company and U.S. holders (defined below) of the ownership and exercise of options and the disposition of shares of common stock acquired upon exercise of options under the Plan.

As used herein, “U.S. holders” are beneficial owners of options or our common stock acquired upon exercise of an option who, or that are, for U.S. federal income tax purposes, individual citizens or residents of the U.S. (including alien residents who are lawful permanent residents of the U.S. or meet the “substantial presence” test under Section 7701(b) of the United States Internal Revenue Code (the “Code”). In addition, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date may also be treated as U.S. holders. Holders of options or our common stock who are citizens or residents of Canada will be treated differently under Canadian statutes and regulations.

Tax Consequences of Non-qualified options. Non-qualified options granted under the Plan do not generally give rise to taxable income to the recipient or any tax consequence to us, since the Plan requires that the options be issued at a price not less than the fair market value of our common stock on the date of grant. However, when an option is exercised, a U.S. holder is subject to tax on the difference between the exercise price of the option and the fair market value of the stock on the date of exercise. We receive a corresponding deduction for income tax purposes.

Tax Consequences of Incentive Options. Incentive Options are recognized under the Code and may only be issued to statutory employees. When an incentive option is granted under the Plan, there are no income tax consequences for the participant or us. When an incentive option is exercised, the participant does not recognize income and we do not receive a deduction. The participant, however, must treat the excess of the fair market value of our common stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the participant makes a “disqualifying disposition” of the common stock (described below) in the same taxable year that the incentive option was exercised, there are no alternative minimum tax consequences.

If the participant disposes of our common stock after the participant has held it for at least two years after the incentive option was granted and at least one year after the incentive option was exercised, the amount the participant receives upon the disposition over the exercise price is treated as capital gain. We are not entitled to a deduction for this amount. If the participant makes a “disqualifying disposition” of common stock by disposing of common stock before it has been held for at least two years after the date the incentive option was granted and at least one year after the date the incentive option was exercised, the participant recognizes compensation income equal to the excess of:

  the fair market value of common stock on the date the incentive option was exercised or, if less, the amount received on the disposition, over the exercise price.

We are not required to withhold income or other taxes in connection with a “disqualifying disposition.” We are generally entitled to a deduction equal to the compensation recognized by the participant, assuming that the compensation satisfies the ordinary, necessary and reasonable compensation requirements for tax deductibility and that the deduction is not limited by Section 162(m) of the Code.

Code Section 409A. Section 409A of the Code provides that all amounts deferred under a non-qualified deferred compensation plan are currently includible in gross income to the extent they are not subject to a substantial risk of forfeiture and have not been taxed previously unless the plan satisfies both the plan document and operational requirements specified in Section 409A of the Code. If the deferred compensation plan fails to satisfy the requirements of Section 409A, all amounts deferred for the year of the failure and all preceding years (to the extent they are not subject to a substantial risk of forfeiture) are included in the gross income of the participant(s) affected by the failure. The amount included in gross income is also subject to an additional tax equal to 20% of that amount and to interest. Incentive options are not subject to Section 409A. We have structured the Plan and expect to administer the Plan with the intention that non-qualified options will qualify for an exemption from Section 409A of the Code.

Code Section 162(m). Under Section 162(m) of the Code, we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any one of the four highest paid executive officers who were employed by us on the last day of the taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this limitation on deductibility. We have structured the Plan with the intention that compensation resulting from options granted under the plan would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code.

The foregoing is intended as a summary of the U.S. income tax consequences to an individual recipient of an option or stock grant only, and should not be construed as tax advice. Holders of stock options or common stock should consult their own tax advisors.

Stock Plan Benefits Table

For additional information regarding stock option and other equity compensation under our Plan as of December 31, 2010, see our annual report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) and the section of this proxy statement entitled COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

New Plan Benefits

Because awards under the Plan, as proposed to be amended, will be discretionary, future awards are generally not determinable at this time.

Vote Necessary to Ratify Proposal 3

The affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting at which a quorum is present is required to approve the proposed amendment to the Plan. The Board of Directors unanimously recommends a vote FOR this proposal to amend the Company’s Stock Option Plan as discussed above, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings in which any officer, director or any owner of record or beneficial owner of more than five percent of any class of our voting securities is a party adverse to us or has a material interest adverse to us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC an initial report of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and beneficial owners of greater than ten percent of our common stock are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2010, all filing requirements under Section 16(a) applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were satisfied in a timely manner.

CORPORATE GOVERNANCE

Communications to the Board of Directors

Our Board of Directors maintains a policy of reviewing and considering communications from our shareholders. Any shareholder who desires to contact the Board of Directors may do so by fax, telephone, or regular mail to the Board of Directors, c/o Carmelo Marrelli, 500-360 Bay Street, Toronto Ontario, Canada M5H 2V6. Such communications can be sent to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the full Board. We will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the Chair of the Audit Committee who will report thereon to the non-management directors. Shareholders can also send electronic communications to the Board via e-mail to carm@marrellisupport.ca and such electronic communications will be forwarded to the intended recipient.

Our directors periodically review communications from shareholders and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. Directors are also encouraged to attend the annual meeting of shareholders and receive communications directly from shareholders at that time. At our last annual meeting in 2010, Mr. Tognoni was present.

Board Committees and Meetings

Our Board of Directors maintains a standing Audit Committee. During the year ended December 31, 2010, the Board of Directors met 2 times and took action by consent in lieu of a meeting on 13 other occasions. No directors attended less than 75% of the meetings held during 2010.

Our Audit Committee is comprised of the entire Board of Directors. Robert Lufkin serves as the chair of the committee. The Audit Committee recommends the independent registered accounting firm that audits our financial statements, reviews their compensation, and oversees the auditors. The Audit Committee is responsible for reviewing the proposed scope, content and results of the audit performed by the auditors and any reports and recommendations made by them. The committee also oversees our financial reporting process, and is responsible for drafting an annual report to be included with our proxy statement. The committee must also be satisfied that adequate procedures are in place for the review of our public disclosure of financial information extracted or derived from our financial statements and it establishes procedures for the receipt, retention, and treatment regarding auditing, internal accounting controls or auditing matters. Edward Godin and Robert Lufkin are “independent” within the meaning of Rule 5605(a)(2) of the Marketplace Rules. Mr. Tognoni is an executive officer of our company, and therefore is not independent within the meaning of those Rules.

Our Board of Directors adopted a written charter for the Audit Committee in July 2008, a copy of which is available on SEDAR at www.sedar.com.

Audit Committee Report. The Audit Committee of the Board of Directors is pleased to present this Audit Committee Report:

We have reviewed and discussed the audited financial statements of BE Resources Inc. for the year ended December 31, 2010 with management and have reviewed related written disclosure of McGovern, Hurley, Cunningham LLP, our independent accountants for 2010, of the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, with respect to those statements. We have reviewed the written disclosures and the letter from McGovern, Hurley, Cunningham LLP required by Independence Standards Board No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with McGovern, Hurley, Cunningham LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

We have also reviewed the various fees that we paid or accrued to McGovern, Hurley, Cunningham LLP during 2010 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

The following table sets forth fees paid to our independent registered public accounting firm McGovern, Hurley, Cunningham LLP for the last two fiscal years:

	2010	2009
Audit Fees	$89,500	$64,500
Audit Related Fees	-	30,500
Tax Fees	4,000	-
All Other Fees	-	-
Total Fees	$93,500	$95,000

It is the policy of the Audit Committee to engage the independent registered public accounting firm selected to conduct the financial audit for our company and to confirm, prior to such engagement, that such independent registered public accounting firm is independent of the company. Also in keeping with its policy, all services of the independent registered public accounting firm reflected above were pre-approved by the Audit Committee.

Robert Lufkin (Chairperson and member)
Edward Godin (member)
David Tognoni (member)

Other Corporate Governance

On July 2, 2008, our Board of Directors adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is applicable to all directors, officers and employees, and sets forth our policies and procedures with respect to minimum moral and ethical standards in the conduct of our business. Some examples of conduct addressed in our ethics code include conflict of interest situations, fair dealing with others, confidentiality, and compliance with laws and regulations. A current copy of the Code of Business Conduct and Ethics is available on our website at www.beresources.com and on SEDAR at www.sedar.com.

Nominations for Board. Our Board of Directors does not have a standing nominating or other committee performing similar functions. Rather, our entire Board of Directors fills that role. Due to our limited financial resources and current stage of development, we believe this structure is suitable for our needs for the foreseeable future. Our existing Board members possess adequate time and resources to identify and evaluate candidates to serve as our Directors.

Board Diversity. The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses.

Board Leadership Structure. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board at any given time. The Board has determined that having an independent director serve as Chairman is in the best interest of the Company’s shareholders at this time. This structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the company’s day-to-day operations.

Risk Oversight. Our Company faces a variety of risks, including credit risk, liquidity risk, financial reporting risk and operational risk as more fully described in our annual report on Form 10-K. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making.

Our entire Board of Directors oversees risk management. The Board conducts assessments on its own initiative regarding risks facing the Company and the Board is tasked with reviewing, approving, and monitoring the manner of managing those risks.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-today business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the total compensation paid during the last three fiscal years to our named executive officers, including the individuals serving as our principal executive officer and principal financial officer, respectively, during 2010. No other executive officer received total compensation in excess of $100,000 during 2010.

Summary Compensation Table

Name and Principal					Stock	Option	All Other
Position	Year	Salary		Bonus	Awards	Awards(1)	Compensation		Total
David Q. Tognoni, President, Chief	2010	$36,000		—	—	$73,500	$226,000	(2)	$335,500	(3)
Executive Officer, and Secretary	2009 2008	92,000 120,000		— —	— —	— —	68,000 90,000	(2) (2)	160,000 210,000	(3) (3)
Carmelo Marrelli, Chief Financial Officer	2010 2009 2008	$24,000 24,000 24,000	(4) (4)	— — —	— — —	— — —	$35,792 46,599 5,970	(5) (5) (5)	$59,792 70,599 24,597

(1)

Based on the estimated fair market value of the option as of the grant date as determined by using the Black-Scholes- Merton option pricing model. Please see Note 7 to the audited financial statements filed with the 10-K for the year ended December 31, 2010 for a description of certain assumptions made in connection with the valuation of these option awards.

(2)	These amounts represent the expense allowance paid to Mr. Tognoni to cover the cost of office space used by Mr. Tognoni and any associated overhead costs.
(3)	As part of his compensation, Mr. Tognoni has been granted a 1% gross profits royalty interest in the Acquired Property and an area of interest. See discussion below.
(4)

This amount represents the amount paid to Mr. Marrelli for his services as an officer of the Company at the rate of Cdn$2,000 per month. Mr. Marrelli provides his services to the Company on a part-time basis as an independent contractor.

(5)	This amount represents amounts paid to a company controlled by Mr. Marrelli and its predecessor for accounting services rendered to the Company.

We entered into an employment agreement with Mr. Tognoni in 2007 which expired in December 2010. In January 2011, we entered into an Amended and Restated Employment Agreement with Mr. Tognoni (the “Amended Agreement”) which extends until December 31, 2011 unless sooner terminated in accordance with its terms or unless further extended by the parties. Under the terms of the Amended Agreement, we may terminate Mr. Tognoni’s employment without cause upon 30 days’ notice and for cause without notice at any time. Mr. Tognoni may terminate his employment with us for any reason upon 30 days’ notice.

Effective September 1, 2009, Mr. Tognoni began receiving base salary at the rate of $36,000 per year, and continues to be compensated at that rate under the terms of the Amended Agreement. We also pay Mr. Tognoni an office allowance in the amount of $15,000 per month to cover office space, telephone, fax, supplies, equipment rental, secretarial and other administrative support. In the event we terminate him without cause or he resigns for good reason, we are obligated to pay Mr. Tognoni an amount equal to one year of base salary at the then prevailing rate, payable in twelve monthly installments.

As part of Mr. Tognoni’s compensation, Mr. Tognoni has also been granted a 1% gross profits royalty interest in the Acquired Property and a three mile area of interest from the outside boundary of each lease and claim comprising the Acquired Property. Gross profits under the agreement are determined by subtracting marketing costs, distribution costs, taxes and royalty payments (excluding the 10% net profit royalty interest granted to GWE and other parties) from any revenue generated from our ownership interest in this property. To date, we have not generated any revenue form the property. The 1% gross profits royalty interest is calculated and payable to Mr. Tognoni on a quarterly basis. The Company has the right at any time to purchase up to one-half or some lesser fraction of the gross profits royalty at the fair market value thereof and also has a right of first refusal to acquire the gross profits royalty.

Mr. Tognoni has agreed to keep all trade secrets and confidential information confidential, even after the agreement is terminated. Mr. Tognoni has also signed non-competition and non-solicitation covenants with us, valid for a period of one year after his termination, irrespective of the circumstances surrounding such termination.

Outstanding Equity Awards At Fiscal Year-End

The outstanding equity awards for the named executive officers as of December 31, 2010 are as follows:

	Option Awards					Stock Awards
Equity
Incentive
Plan
								Awards:	Equity
			Equity					Number	Incentive Plan
			Incentive					of	Awards:
			Plan					Unearned	Market or
			Awards:				Market	Shares,	Payout Value
	Number of	Number of	Number of			Number	Value of	Units or	of Unearned
	Securities	Securities	Securities			of Shares	Shares	Other	Shares, Units
	Underlying	Underlying	Underlying			or Units	Or Units	Rights	or Other
	Unexercised	Unexercised	Unexercised		Option	of Stock	of Stock	That	Rights That
	Options	Options	Unearned	Option	Expiration	That Have	That Have	Have	Have
Name	Exercisable	Unexercisable	Options	Exercise Price(1)	Date	Not Vested	Not Vested	Not Vested	Not Vested
	(#)	(#)	(#)	($)		(#)	(#)	(#)	($)
David Q. Tognoni	800,000	—	—	Cdn 0.25	12/07/2012	—	—	—	$—
	300,000			Cdn 0.31	07/02/2015
Carmelo Marrelli	300,000	—	—	Cdn 0.25	12/07/2012	—	—	—	$—

_____________________
(1) The option exercise price set forth in the option grant is denominated in Canadian dollars rather than United States dollars. The exercise price would be equal to US$0.24 for options priced at Cdn$0.25 and US$0.29 for options priced at Cdn$0.31 based upon the noon buying rate of the Bank of Canada as of May 2, 2011, equal to Cdn$1.00 = US$0.9492.

Option Exercises and Stock Vested Table

There were no options exercised by named executive officers during the 2010 fiscal year.

Director Compensation

Each director who is not an officer is entitled to receive $1,000 per board meeting attended by the director. However, given the limited financial resources of the Company during 2010, the directors elected to forego the $1,000 payments for board meetings during that year. Directors are also reimbursed for reasonable and necessary expenses incurred in their capacities as such. In addition, directors are eligible for stock option grants.

The table below summarizes the compensation of our two directors who are not also officers, for the fiscal year ended December 31, 2010:

	Fees Earned			Non-Equity
	or Paid	Stock	Option	Incentive Plan	All Other
Name	in Cash	Awards	Awards	Compensation	Compensation	Total
Edward Godin	—	—	—	—	—	—
Robert Lufkin	—	—	—	—	—	—

CERTAIN RELATED PARTY TRANSACTIONS

Procedures and Policies. We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

The Audit Committee is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of disinterested and independent directors is appointed by the Board of Directors. The policies and procedures for related party transactions are set forth in our Audit Committee Charter and Code of Business Conduct and Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 2, 2011, there were a total of 50,045,750 shares of our common stock issued and outstanding, our only class of voting securities currently outstanding.

The following table describes the beneficial ownership of our voting securities as of May 2, 2011 by: (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than 5% of our common stock. Unless otherwise indicated, the address of each of the individuals is c/o BE Resources Inc., 107 Hackney Circle, Box 684, Elephant Butte, New Mexico, 87935. All ownership is direct, unless otherwise stated.

In calculating the percentage ownership for each shareholder, we assumed that any options owned by an individual exercisable within 60 days have been exercised, but not the options owned by any other individual. The calculations in the table below do not take into account the underwriter’s compensation warrants granted in connection with our initial public offering which entitle such underwriter to acquire up to 440,499 shares of our common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owners	Number		Percentage(%)
David Q. Tognoni(1)	2,171,000	(4)(5)	4.2%
Edward Godin(2)	2,000,000	(6)	3.9%
Robert Lufkin(2)	654,000	(7)	1.3%
Carmelo Marrelli(3)	391,666	(8)	*
GWE 1204 West Ash Street, Suite I Windsor, CO 80550	9,400,000		18.8%
All officers and directors as a group (four individuals)	5,216,666	(4)(5)(6)(7)(8)	9.9%

______________________
*	Less than 1%.
(1)	Officer and director.
(2)	Director only.
(3)	Officer only.
(4)	Includes options to purchase 1,100,000 shares which are currently exercisable.
(5)	Includes 70,000 shares owned by the reporting person’s spouse, of which he disclaims beneficial ownership.
(6)

Includes options to purchase 1,000,000 shares, which are currently exercisable, but does not include the shares owned by Ekwan-X, Inc. of which Mr. Godin is the chief executive officer and sole director and an indirect shareholder.

(7)	Includes options to purchase 500,000 shares which are currently exercisable.
(8)

Includes options to purchase 300,000 shares which are currently exercisable. Also includes 25,000 shares which are owned by M.A.R.I.A.N.O.E.L. Holdings Limited, of which the reporting person’s spouse is the president and record holder, and 16,666 shares owned by the reporting person’s spouse. The reporting person disclaims beneficial ownership of the shares owned by M.A.R.I.A.N.O.E.L. and his spouse.

Changes in Control

We know of no arrangement or events, including the pledge by any person of our securities, which may result in a change in control of our company.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS

We anticipate that the next annual meeting of shareholders will be held in June 2012. Any shareholder who desires to submit a proper proposal for inclusion in the proxy material related to the next annual meeting of shareholders must do so in writing in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended and it must be received at our principal executive offices no later than January 31, 2012 in order to be considered for inclusion in the proxy statement for the 2012 annual meeting of shareholders. Shareholders who intend to present a proposal at the 2012 annual meeting of shareholders without including such proposal in the 2012 proxy statement must provide us with a notice of such proposal no later than March 15, 2012. The proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As a reporting company, we are subject to the informational requirements of the Securities Exchange Act of 1934 and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The filings are also available on SEDAR at www.sedar.com.

Our common stock is listed on the TSX-V under the symbol “BER.”

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2010, including financial statements, is included with this proxy statement. We will provide a copy of any exhibits to the Form 10-K without charge to any shareholder upon request. Please contact Carmelo Marrelli, Chief Financial Officer, at 500-360 Bay Street, Toronto Ontario, Canada M5H 2V6 to request additional information.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting of shareholders. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors

May 2, 2011	/s/ DAVID Q. TOGNONI
President and Chief Executive Officer

Appendix A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

BE RESOURCES INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

107 Hackney Circle
Elephant Butte, New Mexico 87935
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (575) 744-4014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant

On April 15, 2011, the Audit Committee of the Board of Directors of BE Resources Inc. (the “Company”) engaged De Joya Griffith & Company, LLC (“De Joya Griffith”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and simultaneously dismissed McGovern, Hurley, Cunningham, LLP (“McGovern Hurley”), the Company’s former independent registered public accounting firm.

The audit reports of the Company on its financial statements for the past two fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion, disclaimer of opinion, modification or qualification as to uncertainty, audit scope or accounting principles, except that the reports each contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern. During the Company’s fiscal years ended December 31, 2010 and 2009 and the subsequent interim period up to April 15, 2011, there were no disagreements with McGovern Hurley, whether or not resolved, on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure which, if not resolved to the satisfaction of McGovern Hurley, would have caused McGovern Hurley to make reference to the subject matter of such disagreement in connection with its report on the Company’s financial statements for such periods.

The Company has provided McGovern Hurley a copy of the foregoing disclosures. The Company will solicit the agreement of McGovery Hurley to the foregoing disclosure and intends to file the letter acknowledging such agreement as an exhibit to this report.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BE RESOURCES INC.

Date: April 21, 2011	By: /s/ Carmelo Marrelli
Carmelo Marrelli
Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2011

BE RESOURCES INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

107 Hackney Circle
Elephant Butte, New Mexico 87935
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (575) 744-4014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant

    On April 15, 2011, BE Resources Inc. (the “Company”) previously reported on Form 8-K, File -000-53811, which report is incorporated by reference herein, that it engaged De Joya Griffith & Company, LLC (“De Joya Griffith”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and simultaneously dismissed McGovern, Hurley, Cunningham, LLP (“McGovern Hurley”), the Company’s former independent registered public accounting firm.

    The Company has provided McGovern Hurley a copy of the disclosures previously reported. The purpose of this amended report is to provide McGovern Hurley’s letter of acknowledgment and agreement with those disclosures, which is attached to this report as Exhibit 16.1.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

16.1	Letter of McGovern Hurley dated April 22, 2011.

2

SIGNATURE

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BE RESOURCES INC.

Date: April 25, 2011	By: /s/ Carmelo Marrelli
Carmelo Marrelli
Chief Financial Officer

3

Exhibit Index

    The following is a list of the Exhibits filed with this report.

Exhibit Number	Description of Exhibit
16.1	Letter of McGovern Hurley dated April 22, 2011.

4

April 22, 2011

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4.01 of Form 8-K of BE Resources Inc. dated April 15, 2011 related to the dismissal of our firm as the registrant's independent registered public accounting firm.

Yours truly,

/s/ McGovern, Hurley, Cunningham, LLP
McGovern, Hurley, Cunningham, LLP

Toronto, Ontario